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                         AMERICAN FINANCIAL GROUP, INC.

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

     The following is a list of subsidiaries of AFG at December 31, 2001. All corporations are subsidiaries of AFG and, if indented, subsidiaries of the company under which they are listed.

                                                                                           Percentage of
Name of Company                                                          Incorporated         Ownership
---------------                                                          ------------       ------------

AFC Holding Company                                                         Ohio                    100
    American Financial Capital Trust I                                      Delaware                100
    American Financial Corporation                                          Ohio                    100
      American Money Management Corporation                                 Ohio                    100
      American Premier Underwriters, Inc.                                   Pennsylvania            100
         Pennsylvania Company                                               Delaware                100
            Atlanta Casualty Company                                        Ohio                    100
            Infinity Insurance Company                                      Indiana                 100
               Infinity National Insurance Company                          Indiana                 100
               Infinity Select Insurance Company                            Indiana                 100
            Leader Insurance Company                                        Ohio                    100
               Leader Specialty Insurance Company                           Indiana                 100
               TICO Insurance Company                                       Ohio                    100
            Republic Indemnity Company of America                           California              100
               Republic Indemnity Company of California                     California              100
            Windsor Insurance Company                                       Indiana                 100
               Regal Insurance Company                                      Indiana                 100
         Premier Lease & Loan Services Insurance Agency, Inc.               Washington              100
         Premier Lease & Loan Services of Canada, Inc.                      Washington              100
      Great American Insurance Company                                      Ohio                    100
         American Empire Surplus Lines Insurance Company                    Delaware                100
            American Empire Insurance Company                               Ohio                    100
            Fidelity Excess and Surplus Insurance Company                   Ohio                    100
         Brothers Property Corporation                                      Ohio                     80
         Great American Alliance Insurance Company                          Ohio                    100
         Great American Assurance Company                                   Ohio                    100
         Great American Contemporary Insurance Company                      Illinois                100
         Great American Custom Insurance Services, Inc.                     Ohio                    100
            Professional Risk Brokers, Inc.                                 Illinois                100
         Great American E&S Insurance Company                               Delaware                100
         Great American Fidelity Insurance Company                          Delaware                100
         Great American Financial Resources, Inc.                           Delaware                 83
            AAG Holding Company, Inc.                                       Ohio                    100
               American Annuity Group Capital Trust I                       Delaware                100
               American Annuity Group Capital Trust II                      Delaware                100
               Great American Life Insurance Company                        Ohio                    100
                 Annuity Investors Life Insurance Company                   Ohio                    100
                 Loyal American Life Insurance Company                      Ohio                    100
                 United Teacher Associates Insurance Company                Texas                   100
            Great American Life Assurance Company
             of Puerto Rico, Inc.                                           Puerto Rico             100
         Great American Insurance Company of New York                       New York                100
         Great American Management Services, Inc.                           Ohio                    100
         Great American Protection Insurance Company                        Indiana                 100
         Great American Security Insurance Company                          Ohio                    100
         Great American Spirit Insurance company                            Indiana                 100
         Mid-Continent Casualty Company                                     Oklahoma                100
            Mid-Continent Insurance Company                                 Oklahoma                100
            Oklahoma Surety Company                                         Oklahoma                100
         National Interstate Corporation                                    Ohio                     58
            National Interstate Insurance Company                           Ohio                    100
               National Interstate Insurance Company of Hawaii, Inc.        Hawaii                  100
         Transport Insurance Company                                        Ohio                    100
         Worldwide Insurance Company                                        Ohio                    100

       The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

                                       E-3

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